Exhibit 4.9

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE MARCH 28, 2004.

CANADA
PROVINCE OF BRITISH COLUMBIA	CDN$ ____

15% CONVERTIBLE DEBENTURE

Issued by:

NETCO ENERGY INC.
(herein the "Company")

Due: March 28, 2006	Debenture # ____

All amounts described herein refer to CDN dollars unless otherwise specified.

1. PROMISE TO PAY

(a) Principal

For value received, the Company, an Alberta corporation, having an office at Suite 1320 - 925 West Georgia Street, Vancouver, B.C. V6C 3L2, HEREBY PROMISES TO REPAY to ___________________________________ (the "Holder") the principal sum of ______________________________________ dollars in the lawful money of Canada ($_________), together with interest on the balance of the principal sum from time to time remaining unpaid as provided for in Section 1(b) hereof, at 4:00 p.m. (Vancouver time) on March 28, 2006 (the "Due Date") subject to such principal sum being reduced through conversion of a portion of same into shares of the Company pursuant to Section 6 hereof.

(b) Interest

The outstanding portion of the principal sum from time to time will bear interest at a rate equal to fifteen (15%) per annum, payable quarterly in arrears.

2. SECURITY

(a) As security for the payment of the principal and interest owing under this Debenture and the performance of the other obligations of the Company hereunder (collectively, the "Obligations"), the Company hereby grants a security interest on all of the Company's present and after acquired personal property and a floating charge over all of its present and after acquired real property.

(b) This Debenture and all payments hereon, including principal or interest, shall be subordinate and junior in right of payment to all existing debt and all accounts payable of the Company incurred in the ordinary course of business and/or all current and future bank debt of the Company including, but not limited to all accounts owing from time to time by the Company to the National Bank of Canada (the "National Bank") under all loan facilities made or to be made available by the National Bank to the Company from time to time (the "National Bank Indebtedness"). Further, notwithstanding the dates of the execution of this Debenture or any security granted to the National Bank (the "National Bank Security") pursuant to the National Bank Indebtedness, the dates of filing or perfecting thereof, the giving of notice in respect thereof, the time of crystallization thereof or the dates of any advances thereunder, the priority of this Debenture and the National Bank Security shall be determined on the basis that all rights granted by the Company under this Debenture in respect of its property, assets and undertakings are postponed to the rights of the National Bank under the National Bank Security. In regards to such aggregate bank debt, the Company undertakes to insure that the remaining value of the Company's established oil and gas reserve assets whether owned directly or through a subsidiary, after deducting such aggregate bank debt, present value discounted at ten percent (10%), as determined by a qualified and independent oil and gas valuator, is not less than three times the value of the Obligations outstanding under this Debenture.

(c) The security constituted under this Debenture is general and continuing security for the due and timely performance of the Obligations, whether present or future, absolute or contingent, direct or indirect or matured or not arising under the terms of this Debenture as it may be amended, extended or renewed from time to time. It is hereby declared that until the security of this Debenture is enforced, as provided hereunder, the creation and existence of the security interests arising under this Debenture shall in no way hinder or prevent the Company from:

(i) borrowing upon the security of its book debts, inventory or other property of the Company as may from time to time deem appropriate in the ordinary course of the Company's business and for the purpose of carrying on or extending the same;

(ii) pledging, assigning or giving security on its assets to its bankers under the Bank Act (Canada); and/or

(iii) assuming or granting any obligations, mortgages or charges on any property acquired after the date of issuance hereof, to secure the whole or any part of the purchase price or other monies to be paid for such property or the use thereof or may be assumed in acquiring such property.

(d) Except as otherwise agreed in writing by the Holder, the security interests created hereby will attach, in the case of after acquired property forming part of the collateral, upon the Company obtaining rights in such property and, in all other cases, upon the execution of this Agreement.

(e) The security hereby granted will not extend or apply to, and the collateral will not include:

(i) the last day of any term created by any lease or agreement therefor (but the Company will stand possessed of the reversion thereof remaining upon trust for the Holder to assign or dispose thereof as the Holder may direct); or

(ii) any lease or other agreement requiring the consent or approval of the lessor or other party thereto to the security hereby granted, unless and until such consent or approval has been obtained.

(f) The Company hereby authorizes the Holder to file such financing statements and other documents and to do such acts, matters and things as the Holder may deem appropriate to perfect and continue the security constituted hereby, to protect and preserve the property charged hereunder and to realize upon the security constituted hereby.

(g) The Company shall not, without the prior written consent of the Holder:

(i) except as permitted under Section 2(b), grant any mortgage or create any charge, lien or encumbrance on its property subject to the charge hereby granted which is capable of ranking in priority to or pari passu with the security constituted under this Debenture;

(ii) change its name, unless the Company has provided to the Holder not less than thirty (30) days' notice of the effective date of such change; or

(iii) declare, pay or make any dividend or other distribution to the shareholders of the Company when there shall be default in payment of principal or interest hereunder.

(h) The Holder may, at any time after the security hereby constituted becomes enforceable, and while such money remains unpaid, take any action permitted by law or in equity as the Holder may deem expedient, and in particular, without limiting the generality of the foregoing, the Holder may appoint in writing, a receiver or receiver-manager (collectively, the "Receiver") of the property hereby charged, and may from time to time remove any person so appointed and appoint another in its stead. A person so appointed shall be deemed to be the agent of the Company and the Company shall be solely responsible for the Receiver's acts or defaults and for his remuneration, and the Receiver shall have the power:

(i) to take possession of, collect and get in the property charged by this Debenture, and for that purpose to take any proceedings in the name of the Company, or otherwise present and future;

(ii) to carry on or concur in the carrying on of the business of the Company; and

(iii) at any time after notice to the Company and the expiry of such notice period as applicable legislation may stipulate, to sell any of the property charged by this Debenture and completing any such sale by conveying the same in the name or on behalf of the Company or otherwise.

3. DEFAULT

(a) The principal money hereby secured and accrued interest shall immediately become due and payable:

(i) if the Company defaults in the observance or performance of any term, covenant or condition contained in this Debenture and such default is not remedied within fifteen (15) business days after service on the Company by the Holder of a notice in writing requiring that such default be remedied;

(ii) if the Company becomes bankrupt or insolvent or goes into liquidation, either voluntarily or under any order of a court of a competent jurisdiction, or makes a general assignment for the benefit of its creditors, or otherwise acknowledges its insolvency;

(iii) the Company ceases or threatens to cease to carry on business;

(iv) a receiver, receiver and manager or receiver-manager of any property, assets or undertaking of the Company is appointed;

(v) any execution, sequestration or other process of any kind becomes enforceable against the Company, or a distress or analogous process is levied upon any property or asset of the Company;

(vi) the Company defaults in or under any obligation or agreement, other than this Debenture, which requires payment by the Company of any amount in excess of Two Hundred and Fifty Thousand Dollars in the lawful money of Canada (Cdn$250,000);

(vii) the holder of any encumbrance against any property or asset of the Company does anything to enforce or realize on such encumbrance;

(viii) the Company permits any sum which has been admitted as due and payable by it, or which is not disputed to be due and payable by it, to remain unpaid for ninety (90) days after legal proceedings have been taken to compel payment thereof;

(ix) the Company loses its certificate of incorporation by expropriation, forfeiture or otherwise; or

(x) the Holder in good faith believes, and has commercially reasonable grounds to believe, that the prospect of payment or performance of any of the obligations of the Company is materially impaired.

4. COVENANTS OF THE COMPANY

The Company hereby covenants with the Holder that at all times during the currency of this Debenture it:

(a) will well and truly pay all monies which it may become obligated to pay to the Holder;

(b) promptly pay as and when due all amounts and perform all obligations as may be required in order to prevent the enforcement of any security interests which may rank in priority to or pari passu with the security constituted under this Debenture;

(c) will maintain and secure its incorporation and corporate organization in good standing;

(d) will conduct its business in a proper and businesslike manner and, subject to all the provisions herein contained, diligently preserve all the rights, powers, privileges and goodwill owned by it;

(e) will assume and pay all costs, charges and expenses, including legal costs of the Holder incidental to:

(i) the preparation of this Debenture; and

(ii) any proceedings taken to enforce the remedies under this Debenture, or by reason of non-payment or procuring payment of the monies secured by this Debenture; and

(f) will strictly comply with every covenant and undertaking hereunder.

5. WAIVER

The Holder may waive any breach of the Company of any of the provisions contained in this Debenture, or any default by the Company in the observance or performance of any covenant or condition required to be observed or performed by the Company under the terms of this Debenture; provided always that no failure or delay on the part of the Holder to exercise any right, power or remedy given herein or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

6. CONVERSION

At any time on or prior to the Due Date, the Holder shall have the right to convert all or any portion of the principal sum and accrued interest of this Debenture remaining outstanding and owing to the Holder (the "Convertible Indebtedness") (as at the date of the election to so convert) into units (the "Units") in the capital of the Company at a price of Cdn$0.30 if converted during the first two years of the Debenture or at a price of Cdn$0.33 if converted during the third year of the Debenture (the "Conversion Price").

Each Unit consists of one common share in the capital of the Company (each, a "Share") and one non-transferable share purchase warrant (each, a "Warrant"). Each Warrant entitles the Holder to purchase one additional common share (each, a "Warrant Share") at a price of:

(a) $0.30 per Warrant Share if the Debenture is converted after the date of issuance of the Debenture and on or before 4:00 p.m. (Vancouver time) on that date that is one year following the date of issuance of the Debenture;

(b) $0.40 per Warrant Share if the Debenture is converted after the first anniversary of the issuance of the Debenture and on or before 4:00 p.m. (Vancouver time) on that date that is two years following the date of issuance of the Debenture; and

(c) $0.50 per Warrant Share if the Debenture is converted after the second anniversary of the issuance of the Debenture and on or before 4:00 p.m. (Vancouver time) on the Due Date of the Debenture.

The Warrants shall expire on the earlier of: (a) the Due Date of the Debenture or (b) two years from the issuance of the Warrant upon conversion of the Debenture.

Such conversion may be effected by the presentation of this Debenture at the offices of the Company, accompanied by a conversion notice (the "Conversion Notice") in the form attached as Appendix 1, signed by the Holder, notifying the Company as to the exercise of the right of conversion, specifying the amount of the Convertible Indebtedness being converted, and setting forth the name(s) and address(es) of the nominee(s) of the Holder in whose name(s) the Shares and Warrants issuable upon such conversion are to be registered. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date the Company receives the Conversion Notice.

As promptly as practicable after the presentation of this Debenture for conversion, the Company shall cause to be issued to the Holder or the Holder's nominee(s) a certificate or certificates representing the number of fully paid and non-assessable Shares and Warrants into which all or any portion of the Convertible Indebtedness has been converted and shall cause the Holder or the Holder's nominee(s) to be entered in its books as the holder(s) of the number of Shares and Warrants into which any of the Convertible Indebtedness is converted.

In the event that any amounts remain outstanding hereunder after giving effect to such conversion, the Company shall issue a new Debenture having a face amount equal to the remaining Convertible Indebtedness owing by the Company to the Holder as promptly as practicable after the presentation of this Debenture for conversion.

The conversion of the Convertible Indebtedness shall in respect of the amount so converted be deemed to have been made immediately prior to the close of business on the date on which this Debenture is surrendered for conversion. The Holder's rights in respect of the converted portion shall terminate at such time of surrender, and the nominee(s) of the Holder entitled to receive the Shares and Warrants into which all or any portion of any of the Convertible Indebtedness is converted shall be treated, as between the Company and such person or persons, as having become the holder or holders of record of such Shares and Warrants on that date, provided that if this Debenture is surrendered for conversion on any day on which the register for the Company's common shares is closed, the Holder or the Holder's nominee(s) entitled to receive Shares and Warrants upon the conversion of this Debenture shall become the shareholder(s) of record of such Shares and Warrants as of the date on which the common share register is next open.

7. FRACTIONAL SHARES

No fractional Shares or Warrants shall be issued upon conversion of any Debentures, and in lieu of any fractional Shares or Warrants which would otherwise be issuable upon conversion, the Company shall pay a cash adjustment equal to such fraction multiplied by the Conversion Price then in effect; and in determining the number of Shares or Warrants and the payment, if any in lieu of fractional shares that the Holder shall receive, the principal sums of all debentures being converted as at a particular date shall be aggregated.

8. REDEMPTION RIGHT

At any time and from time to time following the date that is eighteen months from the date of issuance of the Debenture, the Company shall have the right to redeem all or a portion of the Debenture by written notice to the Holder at least seven days prior to the proposed redemption date by paying (a) a redemption price equal to the principal sum of the Debenture being redeemed, (b) all unpaid interest accrued thereon to the redemption date, and (c) an amount equal to three months of interest on the principal amount of the Debenture outstanding. In lieu of such redemption, the Holder may, at its option, elect to convert the Debenture into Units in accordance with Section 6 prior to the proposed redemption date.

In addition, the Debenture shall be redeemable by the Company if there is a sale of the Company or a sale of all or substantially all of the assets of the Company, by written notice to the Holder at least seven days prior to the proposed date of redemption by paying (a) a redemption price equal to the principal sum of the Debenture being redeemed, and (b) all unpaid interest accrued thereon to the proposed date of redemption

9. RESERVES AND ADJUSTMENTS

The Company covenants and agrees that so long as this Debenture is outstanding:

(a) it will at all times reserve out of its unissued share capital against the conversion rights conferred on the holder of such Debenture a sufficient number of the Company's unissued Shares to entitle all of the principal sum and accrued interest outstanding under such Debenture outstanding to be converted upon the basis and upon the terms and conditions provided for in this Debenture;

(b) in the event of any subdivision or redivision or change of the Company's Shares and Warrants at any time while this Debenture is outstanding into a greater number of Shares and Warrants, the Company shall deliver, at the time of the exercise thereafter of the right of conversion by the registered holder of this Debenture, such additional number of Shares and Warrants as would have resulted from such subdivision, redivision or change if the right of conversion had been exercised prior to the date of such subdivision, redivision or change. In the event of any consolidation or change of the Company's Shares and Warrants at any time while this Debenture is outstanding into a lesser number of Shares and Warrants, the number of Shares and Warrants deliverable by the Company on the exercise thereafter of the right of conversion shall be reduced to such number of Shares and Warrants as would have resulted from such consolidation or change if the right of conversion had been exercised prior to the date of such consolidation or change; and

(c) if the Company shall declare and pay a stock dividend upon its Shares or a dividend upon its Shares payable at the option of the respective holders either in Shares or in cash then in each such case from and after the payment date of such dividend the conversion right herein provided for shall be increased in proportion to the increase in the number of outstanding Shares of the appropriate class resulting from such dividend.

10. NOTICES

Any notice, direction or other instrument required or permitted to be given under this Debenture by the Holder to the Company or the Company to the Holder shall be in writing and may be given by delivering same or transmitting same by facsimile transmission or similar method of the following address:

If to the Company:

Netco Energy Inc.

#1320 - 925 West Georgia Street
Vancouver, BC V6C 3L2

If to the Holder:

______________________________
______________________________
______________________________
______________________________

Any notice, direction or instrument aforesaid shall:

(a) if delivered, be deemed to have been given or made at the time of delivery; and

(b) if transmitted by facsimile transmission or similar method will be deemed to have been given or made on the next business day following the day on which it was so transmitted.

Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

11. NO MERGER

This Debenture shall not operate by way of merger of any indebtedness or liability of the Company or any other person or persons to the Holder hereunder or under any deed, guarantee, contract, draft, bill of exchange, promissory note or other negotiable instrument by which the same may now or at any time hereafter be represented or evidenced and no judgment recovered by the Holder shall merge or in any way affect the Holder's right to interest as aforesaid.

12. ENUREMENT

This Debenture and the charges created hereby and all its provisions shall enure to the benefit of the Holder, its successors and permitted assigns, and shall be binding upon the Company, its successors and assigns.

13. INTERPRETATION

The following rules shall be applied in interpreting this Debenture:

(a) Cross Reference

Unless otherwise stated a reference herein to a numbered or lettered clause refers to the clause bearing that number or letter in this Debenture.

(b) Proper Law

The proper law of this Debenture is the law of the Province of British Columbia, Canada and the parties submit to the non-exclusive jurisdiction of the courts of British Columbia in all matters concerning the interpretation and enforcement of this Debenture.

(c) Severability

If a provision of this Debenture shall be found to be wholly or partially invalid, this Debenture shall be interpreted as if the invalid provision had not been a part hereof.

(d) Headings

The headings of the clauses of this Debenture have been inserted for reference only and do not defined, limit, alter or enlarge the meaning of any provision of this Debenture.

IN WITNESS WHEREOF this Debenture has been executed and delivered this ____day of March, 2003.

NETCO ENERGY INC.

Per:
Name: Donald Sharpe
Title: President and Director

I have authority to bind the Company

APPENDIX 1
FORM OF CONVERSION NOTICE

TO: NETCO ENERGY INC.

The undersigned, the registered holder (the "Holder") of the enclosed Debenture, hereby irrevocably elects to convert such Debenture (or $_____________ of the principal amount and accrued interest thereof) into shares (the "Shares") of NETCO ENERGY INC. (the "Company"), in accordance with the terms of the enclosed Debenture and directs that the Shares and Warrants issuable and deliverable upon the conversion be issued and delivered to the person indicated below.

DATED:	Name of Holder (Please Print) By: Authorized Signatory Official Capacity or Title (Please Print) Address Address Telephone Number
Register the Shares and Warrants as set forth below: Name Account reference, if applicable Address Address	Deliver the Shares and Warrants as set forth below: Name Account reference, if applicable Contact Name Address Address Telephone Number